UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Keenland Road Marietta, Georgia		30062

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 866-833-9948

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

            During March 2007, the holders of two promissory notes in the aggregate principal amount of $300,000 converted the notes into an aggregate of 2,540,323 restricted shares of the Company's common stock and warrants to purchase 3,540,323 shares of the Company's common stock.  The warrants are exercisable at prices ranging from $0.0775 to $0.10 per share for a period of 3 years.  The shares and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  Certificates representing the securities contain a legend restricting their transferability absent registration or applicable exemption.  The security holders were deemed accredited investors and had access to current information regarding the Company at the time the promissory notes were converted.

Item 7.01   Regulation FD Disclosure

            On March 23, 2007, the Company entered into a memorandum of understanding to acquire JMJ Technologies, Inc. ("JMJ").  JMJ is a privately-held company located in Atlanta, Georgia that was organized in 1994.  JMJ is a developer of configurable workflow management solutions and has developed  proprietary EncounterPro® electronic health record (EHR) software.  JMJ has installed the EncounterPro software in over 350 physician practices.

            Pursuant to the proposed terms, the Company will purchase all of the outstanding shares of JMJ.  Included among the JMJ assets are accounts receivable, fixed assets, existing customer base and all intellectual property, including but not limited to, source codes.  All assets shall be conveyed to the Company free and clear of any and all liens and security interests of any kind by others.

            The aggregate purchase price for JMJ, subject to the negotiation and execution of a definitive agreement, shall be three million (3,000,000) shares of the Company's common stock (the "Equity Consideration") and the assumption of up to $2.4 million of liabilities.  The liabilities to be assumed include approximately $680,000 of current liabilities.  In addition, the Company has advanced JMJ $55,000 and may advance JMJ an additional $50,000 while the Company completes its due diligence and the parties negotiate a definitive acquisition agreement.  In the event that the Company does not acquire JMJ, such advances shall be repaid with 10% annual interest.  These advances are secured by the assets of JMJ.

            The final acquisition terms are subject to the negotiation of a definitive agreement.  The Company anticipates that the acquisition will close no later than June 30, 2007.  However, the Company can make no assurances that the acquisition will be completed.

            On April 9, 2006 the Company issued a press release reporting the Company had entered into a non-binding memorandum of understanding to acquire JMJ.  The press release is included as an exhibit to this report. The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007 WIFIMED HOLDINGS COMPANY, INC.

                                    BY:  /s/ JEFFREY A. SIMON
                                          Jeffrey A. Simon
                                          Chief Executive Officer